Exhibit 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pennichuck Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 2, 2001, into Pennichuck Corporation's Form 10-KSB for the year ended December 31, 2000 and into the Company's previously filed Registration Statements on Forms S-8
(No. 333-57352 and No. 333-57354) and Form S-3 (No. 33-98188). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

Boston, Massachusetts
March 28, 2001